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                                                                   EXHIBIT 10.17

                        AGREEMENT RELATED TO EMPLOYMENT

     I, the undersigned employee, in consideration of my employment by Paradigm Genetics, Inc., ("Paradigm") agree:

     1. All improvements, discoveries, or inventions, whether or not patentable, that are conceived, devised, made, developed or perfected by me during the period of my employment and related in any way to the business of Paradigm, including development and research, shall be promptly disclosed to and become the property of Paradigm. Upon the request of Paradigm, I will execute all documents deemed appropriate by Paradigm for obtaining the grant of patents, both domestic and foreign, with respect to such improvements, discoveries or inventions and for vesting title to such patents in Paradigm.

     2. Any and all materials prepared by me for public disclosure to third parties with respect to the business of Paradigm or its affiliates, including publications, presentations, posters, the revision and updating of manuals and textbooks and other public disclosures of Paradigm, shall become and remain the property of Paradigm; and I hereby agree to assign my entire right, title and interest in and to such materials including but not limited to, common law and statutory rights, and Paradigm shall receive every legal protection that could be afforded to me including the right to apply for Federal Copyright Registration in its name as owner. This assignment shall extend for the full term of the copyright in said materials and any renewal thereof, and I agree not to use any portion of said materials or to disclose to any third parties other than in the regular course of my employment, and only after receiving permission from Paradigm.

     3. Any improvements, discoveries or inventions (whether or not deemed patentable) devised, made, developed or perfected and any materials prepared by me for disclosure with respect to the business of Paradigm or its affiliates after I leave the employ of Paradigm are within paragraph 1 and 2 if conceived during such employment. Any such improvements, discoveries or inventions devised, made, developed or perfected or materials prepared within six (6) months after cessation of my employment shall be conclusively presumed to have been conceived during my employment.

     4. Paradigm will investigate any disclosures submitted by me and, if it elects to file a patent application thereon, agrees:

         (a) to pay all expenses in connection with the preparation and prosecution of such patent application or applications which it may decide to file in the United States of America or in foreign countries;

         (b) to pay me an award, consistent with the policies and procedures of Paradigm, upon issuance of a United States Letters Patent upon such invention or improvement together with a formal assignment thereof to Paradigm:

     5. All information of a business or technical nature imparted to or learned by me in the course of my employment with respect to the business of Paradigm or its affiliates or its existing or potential customers, vendors or other business associates shall be deemed to be confidential and shall not be disclosed by me to anyone outside the employ of Paradigm, unless

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such information has been made generally available to the trade. Such information shall include, but not be limited to, information related to the following:

     (a) improvements, discoveries, inventions and materials described in paragraphs 1 through 4 above;

     (b) materials, compounds, formulations, cells and cell lines, reagents, processes, techniques, methods, devices, apparatuses, plant and laboratory facilities, operations, present and future business plans, all inventions, material data, equipment design, experiments, tissue cultures, clonal material, hybrids, embryos, genatio material or information, microorganism genetic information, microorganism genetic material know-how, experience and trade secrets, relating to Paradigm projects;

     (c) contents of any database proprietary to Paradigm, including AgDB;

     (d) any other research projects undertaken by Paradigm from time to time.

     If I leave the employ of Paradigm, authorization to disclose information obtained while employed by Paradigm must be obtained in writing, and I shall not take with me any original or copies of any drawings, notebooks, lab records, other documents, or developments of prereproduction models whether or not they contain or disclose confidential information. I am aware that the business and technical information developed and acquired by Paradigm is amongst its most valuable assets, and its value may be unwittingly destroyed by casual dissemination. I therefore agree to safeguard this information as carefully as other property of Paradigm.

     6. In my work for Paradigm, I will not use any information which I understand to be confidential or proprietary information of my previous employers. I have not disclosed to any employee of Paradigm, and will not in the future disclose to any such person any information which I understand to be confidential or proprietary information of my previous employers. I have not disclosed to any employee of Paradigm, and will not in the future disclose to any such person any information which I understand to be confidential or proprietary information of my previous employers.

     7. All my obligations under this agreement shall survive termination of this agreement for any reason. I understand that my employment is at will and that I may leave Paradigm at any time and that I may be terminated by Paradigm at any time, with or without cause. Furthermore, I agree to abide by all policies and procedures promulgated by Paradigm.


________________________________          ________________________________
         (Signature)                                   (Date)


Ian Howes
--------------------------------
(Printed Name)

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PARADIGM GENETICS, INC.


By:_______________________
    John A. Ryals
Chief Executive Officer and President

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